Exhibit 2.1

FREYR Battery, Inc.
Corporation
c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street, Wilmington
County of New Castle, Delaware 19801
États-Unis d’Amérique
Secretary of State of Delaware: 7530788
FREYR Battery Société anonyme 22-24, Boulevard Royal L-2449 Luxembourg Grand-Duché de Luxembourg R.C.S. Luxembourg: B 251199

COMMON DRAFT TERMS OF CROSS-BORDER MERGER DATED 29 SEPTEMBER 2023 / PROJET COMMUN DE FUSION TRANSFRONTALIÈRE EN DATE DU 29 SEPTEMBRE 2023
The board of directors of:
(1)FREYR Battery, Inc., a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 7530788 (the “Absorbing Company”);
and
the board of directors of:
(2)FREYR Battery, a public limited liability company (société anonyme), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B251199 (the “Absorbed Company” and, together with the Absorbing Company, the “Merging Companies” and each a “Merging Company”), have jointly drawn up these common draft terms of cross-border merger (the “Common Draft Terms of Cross-Border Merger”) for the purpose of proposing to their respective shareholders a cross-border merger (the “Merger”) in accordance with Articles 1020-1 et seq. of the law of 10 August 1915 concerning commercial companies, as amended (the” Luxembourg Law”) and Section 252 of the Delaware General Corporation Law (the “DGCL”).
1.The companies involved in the Merger
On the terms and subject to the conditions set forth in these Common Draft Terms of Cross-Border Merger, the Merging Companies have agreed to achieve the contemplated cross-border merger by way of absorption of the Absorbed Company (as absorbed entity) by the Absorbing Company (as absorbing and surviving entity) under the terms of these Common Draft Terms of Cross-Border Merger and pursuant to the provisions of Sections 252 and 253 of the DGCL and Articles 1020-1 to 1021-19 of Chapter 2 on Mergers of the Luxembourg Law.
1.1Presentation of the Absorbing Company
The Absorbing Company, FREYR Battery, Inc., is a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o The Corporation Trust Company, Corporation Trust

Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 7530788.
The Absorbing Company's financial year begins on 1st January of each year and ends on 31st December of each year.
On the date hereof, the share capital of the Absorbing Company is one hundred United States Dollars ($100) and is divided into one hundred (100) common shares, with a par value of $0.01 each and ninety-nine United States Dollars ($99) designated as additional paid-in capital, all fully paid up; the common shares are in registered form only (the “Absorbing Company Common Stock”).
As of the date hereof, the Absorbing Company has no employees and will not have any employees at the Effective Time (as defined below). The Absorbing Company has no assets or liabilities and will not have, at the Effective Time, any assets and liabilities, other than a de minimis amount of assets to facilitate its organisation or maintain its legal existence.
1.2Presentation of the Absorbed Company
The Absorbed Company, FREYR Battery, is a public limited liability company (société anonyme), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B251199.
The Absorbed Company's financial year begins on 1st January of each year and ends on 31st December of each year.
On the date hereof, the issued share capital of the Absorbed Company is one hundred thirty-nine million eight hundred fifty-three thousand six hundred four United States Dollars ($139,853,604) and is divided into one hundred thirty-nine million eight hundred fifty-three thousand six hundred four (139,853,604) ordinary shares without nominal value, all fully paid up and in registered form only, whereof one hundred forty-eight thousand three hundred seventy (148,370) ordinary shares are, on the date hereof, held in treasury by the Company (and any such amount of treasury shares outstanding immediately prior to the Effective Time being referred to hereinafter as the “Treasury Shares”) (the difference between the issued share capital immediately prior to the Effective Time and the Treasury Shares being referred to hereinafter as the “Outstanding Shares”).
The Outstanding Shares are registered pursuant to the Securities Act of 1934 (the “Exchange Act”) and have been listed for trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol "FREY" since 8 July 2021.
As of the date hereof, the Absorbed Company has 11 employees. The Absorbed Company has not instituted a works council or co-determination council and there is no association of employees, which includes amongst its members employees of the Absorbed Company. Prior to the Effective Time, all the existing employees of the Absorbed Company (the “Transferring Employees”) as well as some commercial contracts and certain assets (tangible or intangible) of the Absorbed Company (the “Pre-Transferred Contracts and Assets”) will be transferred to FREYR Battery Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of
2/42

Luxembourg, registered with the Luxembourg Trade and Companies' Register (Registre de Commerce et des Sociétés, Luxembourg) under number B280462 ("FREYR Battery SARL").
The employees of the Absorbed Company will be transferred, by operation of law, via transfer of undertakings, to FREYR Battery SARL in accordance with the provisions of Article L. 127-1 and seq. of the Luxembourg Labour Code (Code du Travail) prior to the Effective Time (the “Transfer”). Upon completion of the Transfer, all rights and obligations resulting from the existing employment contracts between the Absorbed Company and the Transferring Employees at the date of the Transfer will be automatically transferred to FREYR Battery SARL, by operation of law.
As a result of the Transfer, all the existing employees of the Absorbed Company will maintain their individual terms of employment within FREYR Battery SARL and their employment contracts will have effect as if originally made between FREYR Battery SARL and the Transferring Employees, and FREYR Battery SARL will, as of the date of Transfer, replace the Absorbed Company in any and all rights and obligations resulting from the Transferring Employee’s employment contracts. The Transferring Employees’ years of service will not be interrupted by reasons of the Transfer. The Transfer will have no impact on the substantive terms of the Transferring Employees’ employment relationships, except the employing entity, which will be, as of the date of Transfer, FREYR Battery SARL. The contractual terms and conditions of employment shall otherwise continue to apply unchanged following the Transfer.
The Transferring Employees will be informed in due time prior to the Transfer and in writing about:
-the date of the Transfer;
-the reasons of the Transfer;
-the legal, economic and social consequences resulting from such Transfer for the Transferring Employees; and
-the possible measures contemplated towards the Transferring Employees.
Consequently, at the Effective Time of the Merger, the Absorbed Company will not have any employees, nor will it hold the Pre-Transferred Contracts and Assets.
2.The Absorbing Company pursuant to the Merger
The Absorbing Company will continue to exist under the name “FREYR Battery, Inc.”, a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 7530788.
The amended and restated certificate of incorporation of the Absorbing Company (the “Certificate of Incorporation”) in the English and French languages is attached to these Common Draft Terms of Cross-Border Merger as Appendix A.
The board of directors of the Absorbing Company currently consists, as of the date hereof, of Oscar Kris Brown and Are Lysnes Brautaset. The composition of the board of directors of the Absorbing Company will change after the Merger.
3/42

3.Background and effects of the Merger
3.1Background
The Merger is contemplated in the context of the “redomiciliation” of the Absorbed Company from the Grand Duchy of Luxembourg to the State of Delaware (the “Redomiciliation Transaction”). In 2023, the board of directors and management team of the Absorbed Company undertook a review of the Absorbed Company's existing structure and operations, and particularly its jurisdiction of incorporation. The board of directors of the Absorbed Company believes the Redomiciliation Transaction will enhance shareholder value over the long-term through simplifying the corporate structure to gain operational efficiencies. After considering various factors, the board of directors of the Absorbed Company believes that the Redomiciliation Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:
-simplifying the Absorbed Company’s corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by the Absorbed Company to assess, implement and remain compliant with multiple regulatory and reporting requirements for the Absorbed Company on a consolidated basis, and (ii) provide opportunities for the Absorbed Company to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions;
-enhancing the Absorbed Company’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby delivering a significant uplift in fund flows to its ordinary shares;
-benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with the NYSE listing standards and the U.S. Securities and Exchange Commission’s (the “SEC”) governance requirements; and
-positioning the Absorbed Company to better respond to global tax developments and U.S. incentive programs for battery manufacturers, considering recent changes in U.S. tax laws and federal incentive programs.
3.2Legal effects
As a result of the Merger, the Absorbing Company will acquire all assets and liabilities of the Absorbed Company by way of universal succession (“succession universelle”), with the exception of (collectively, the “Excluded Assets”):
(i)the one hundred (100) Absorbing Company Common Stock held by the Absorbed Company in the Absorbing Company which will, in accordance with the provisions of Delaware law, be cancelled by virtue of the Merger; and
(ii)the Treasury Shares which will, in accordance with article 1021-17 (1), 4° of the Luxembourg Law, ipso jure be cancelled by virtue of and simultaneously with the Merger and such Treasury Shares will cease to exist and no consideration will be delivered in exchange therefor in the Merger.
As of the Effective Time, the Absorbing Company shall be subrogated to all rights and obligations of the Absorbed Company towards third parties. The rights and claims comprised in the assets of the Absorbed Company (excluding, for the avoidance of doubt, the Excluded Assets, the Transferring Employees and the Pre-Transferred Contracts and Assets, as further described in sections 1.2 and 3.2 herein, but including for
4/42

instance all of the equity interests in FREYR Battery SARL) shall be transferred to the Absorbing Company with all securities, either in rem or personal, attached thereto.
The Absorbing Company will continue as of the Effective Time to perform the obligations of the Absorbed Company under any agreements to which the latter is a party.
Any claims and debts existing as at the Effective Time between the Merging Companies are cancelled upon the Effective Time.
The Absorbing Company shall be in charge of: (i) the filing or registration of any applicable tax returns or other tax documents relating to the Absorbed Company with the Luxembourg tax administration as well as (ii) the payment (as the case may be) of any applicable corporate income tax or municipal tax or local tax, any income, value-added, sales, property or transfer tax, trade tax, real estate transfer tax, withholding tax on dividends, salary withholding tax/wage tax, any registration tax or stamp duty or public social security payments or any similar taxes or duties relating to the Absorbed Company.
The Merger will effect the transfer by the Absorbed Company of all its assets and liabilities (excluding, for the avoidance of doubt, the Excluded Assets, the Transferring Employees and the Pre-Transferred Contracts and Assets, as further described in sections 1.2 and 3.2 herein, but including for instance all of the equity interests in FREYR Battery SARL) to the Absorbing Company, so that the Absorbed Company shall be dissolved without liquidation after the Effective Time.
The Absorbed Company holds the following intellectual property rights which shall be transferred to the Absorbing Company by virtue of the Merger, together with all other assets and liabilities, as further described above:
-Master Services and Licence Agreement under the laws of the State of New York entered into on 10 October 2022 between Advanced Lithium Electrochemistry Co. Ltd. and the Absorbed Company.
The transfer of such intellectual property rights will be valid towards third parties on the conditions provided for in the respective applicable laws. The formalities of such transfer will be completed within six (6) months of the Effective Time. No other industrial or intellectual property rights or rights in rem other than collateral established on movable and immovable property will be transferred to the Absorbing Company as a result of the Merger. The shareholders and warrantholders of the Absorbed Company will become shareholders and warrantholders, respectively, in identical proportions, of the Absorbing Company as of the Effective Time.
With respect to the Absorbed Company, the mandates of the current directors of the Absorbed Company will come to an end as of the Effective Time.
The books and records of the Absorbed Company will be kept at the registered office of the Absorbing Company in accordance with applicable laws.
As a result of the Merger, the Absorbed Company shall cease to exist and all its shares shall be cancelled. By virtue of the Merger, the Absorbing Company will therefore become the new parent company of the FREYR Battery group, it being understood that the Absorbing Company is in the process of applying for a listing of the Absorbing Company Common Stock on the NYSE with effect as from the Effective Time.
5/42

3.3Effective Time
Neither the Absorbing Company nor the Absorbed Company have issued securities (as defined under Luxembourg law) other than shares, including other securities conferring voting rights.
The general meeting of the shareholders of the Absorbed Company approving the Merger, to be held before a Luxembourg notary (the “Luxembourg Notary”) (being referred to as the “Company Shareholder Approval”), will approve the Merger subject to the following two cumulative conditions:
(i)the filing with the Secretary of State of the State of Delaware of a certificate of merger, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Cross-Border Merger”); and
(ii)the adoption before the Luxembourg Notary of a declaration of the board of directors of the Absorbed Company confirming that all conditions to the Merger have been satisfied or waived and that the Merger is effective (the “Board Confirmation”).
The Merger will become effective as between the Merging Companies, when the concurring decisions of the Absorbed Company (i.e., the Company Shareholder Approval) and of the shareholder of the Absorbing Company have been adopted and become unconditional upon (i) filing of the Certificate of Cross-Border Merger with the Secretary of State of the State of Delaware and (ii) adoption of the Board Confirmation (the time at which the Merger becomes effective between the Merging Companies referred to herein as the “Effective Time”).
Under Luxembourg law, the Merger will be complete and enforceable towards third parties after the publication of the Board Confirmation on the Recueil électronique des sociétés et associations confirming that the decision of minutes of the general meetings of the Merging Companies approving the Merger in accordance with article 1021-14 of the Luxembourg Law and Chapter Vbis of Title I of the amended law of 19 December 2002 on the register of commerce and companies and accounting and annual accounts of undertaking, have become effective.
3.4Date as of which the operations of the Absorbed Company shall be treated from an accounting point of view as being carried out on behalf of the Absorbing Company
For accounting purposes, all operations and transactions of the Absorbed Company shall be treated as being carried out on behalf of the Absorbing Company as of the Effective Time.
4.Accounting aspects of the Merger, share exchange ratio and independent expert
4.1Financial statements used for the Merger
The following financial statements of the Merging Companies were used to determine the terms and conditions of the Merger:
(i)the interim financial statements (on a standalone basis) as at 31 August 2023 of the Absorbing Company prepared under U.S. Generally Accepted Accounting Principles (U.S. GAAP) (the "Absorbing Company Interim Statements"); and
6/42

(ii)the interim financial statements (on a standalone basis) as at 30 June 2023 of the Absorbed Company prepared under Luxembourg Generally Accepted Accounting Principles (Lux GAAP) (the "Absorbed Company Interim Statements").
4.2Valuation of the transferred assets and liabilities
As to the valuation of the assets and liabilities of the Absorbed Company which will be transferred to the Absorbing Company (which, for the avoidance of doubt, exclude the Excluded Assets, the Transferring Employees and the Pre-Transferred Contracts and Assets, as further described in sections 1.2 and 3.2 herein, but include for instance all of the equity interests in FREYR Battery SARL), the terms and conditions of the Merger have been determined on the basis of the Absorbed Company Interim Statements.
Based on the information available in the Absorbed Company Interim Statements, the net accounting value of the assets and the liabilities of the Absorbed Company is as follows:
(i)total assets: $1.4 billion;
(ii)total liabilities: $150.5 million; and
(iii)net value: $1.3 billion.
4.3Exchange ratio and methods of determining the share exchange ratio
For the purpose of determining the share exchange ratio of the Merger, the boards of directors of the Merging Companies noted (a) the fair market value of the Outstanding Shares as determined pursuant to the closing price of the Outstanding Shares on the NYSE on 27 September 2023 (the “Closing Price”) and (b) the fair market value of the Absorbing Company Common Stock (i.e., $100).
The Closing Price of the Outstanding Shares was $5.07 per Outstanding Share, which multiplied by the 139,705,234 Outstanding Shares (i.e., issued share capital of the Absorbed Company minus the Treasury Shares) results in an aggregate fair market value of the equity of the Absorbed Company of $708,305,536 (the “Contribution Value”). Having made reasonable inquiries, the boards of directors of the Merging Companies are not aware of any indications related to limitations in the free float, other trading restrictions or lack of liquidity of the Outstanding Shares etc. that might indicate that the abovementioned Closing Price does not reflect the fair market value of the equity of the Absorbed Company at such date.
Notwithstanding the foregoing, the boards of directors of the Merging Companies chose an exchange ratio for the Merger of one (1) Absorbing Company Common Stock in the share capital of the Absorbing Company, in exchange for one (1) Outstanding Share in the ordinary share capital of the Absorbed Company (the “Exchange Ratio”), meaning that the shareholders of the Absorbed Company will receive Absorbing Company Common Stock in the Absorbing Company on a one for one basis. For the avoidance of doubt, no fractional shares of Absorbing Company Common Stock will be issued in connection with the Merger and no form of additional compensation will be granted to the shareholders of the Absorbed Company. Hence, the shareholders of the Absorbed Company will receive Absorbing Company Common Stock in the Absorbing Company in exactly the same proportion as their ownership of Outstanding Shares in the Absorbed Company (i.e., the Merger will not have any dilutive effect on the shareholders of the Absorbed Company). As a result, the shareholders of the Absorbed Company will continue to own exactly the same number of shares before and after the Merger, with their ownership in the equity of the Absorbed Company replaced by an identical ownership in the equity of the Absorbing Company.
7/42

As the Absorbed Company will merge into its wholly owned subsidiary and the shareholders of the Absorbed Company will receive Absorbing Company Common Stock in the Absorbing Company in exactly the same proportion as their ownership of Outstanding Shares held in the Absorbed Company, the valuation of the Absorbed Company and the Absorbing Company is essentially irrelevant for the Exchange Ratio.
The Exchange Ratio has been considered appropriate by the boards of directors of the Merging Companies based on the fact that the Absorbed Company currently owns 100% of the Absorbing Company Common Stock, so that as a result of the Merger, the shareholders of the Absorbed Company will continue to own exactly the same number of shares of the Absorbing Company after the Merger.
Based on the Exchange Ratio, it is proposed that the Absorbing Company shall, in exchange for the transfer of all the assets and liabilities of the Absorbed Company pursuant to the Merger (excluding, for the avoidance of doubt, the Excluded Assets, the Transferring Employees and the Pre-Transferred Contracts and Assets, as further described in sections 1.2 and 3.2 herein, but including for instance all of the equity interests in FREYR Battery SARL), amend its Certificate of Incorporation and allocate the Contribution Value as follows: each Outstanding Share (which, for the avoidance of doubt, excludes the Treasury Shares) outstanding immediately prior to the Effective Time will automatically be cancelled and the Absorbing Company will issue as consideration therefor new duly authorized, validly issued, fully paid and non-assessable Absorbing Company Common Stock to the shareholders of the Absorbed Company, calculated by application of the Exchange Ratio (together, the “Merger Consideration”).
As at the date hereof, 14,624,894 public warrants of the Absorbed Company (and any such amount of public warrants outstanding immediately prior to the Effective Time being referred to hereinafter as the “Company Public Warrants”) and 10,000,000 private warrants of the Absorbed Company (and any such amount of private warrants outstanding immediately prior to the Effective Time being referred to hereinafter as the “Company Private Warrants”) are issued and outstanding. The Company Public Warrants and Company Private Warrants entitle the holders thereof to purchase one (1) Outstanding Share at a purchase price of $11.50 per share. At the Effective Time, each outstanding Company Public Warrant and Company Private Warrant will convert into warrants of the Absorbing Company exercisable for one share of Absorbing Company Common Stock at an exercise price of $11.50, on the same terms as the warrants of the Absorbed Company as governed by the amended and restated warrant agreement between Alussa Energy Acquisition Corp., the Absorbed Company and Continental Stock Transfer and Trust Company (the “Transfer Agent”) dated 7 July 2021. Additionally, each of the 2,176,081 warrants of the Absorbed Company currently held by EDGE Global LLC will be converted into warrants of the Absorbing Company effective as at the Effective Time, on the same terms as those that currently govern these warrants.
4.4Independent expert
The Exchange Ratio so established by the boards of directors of each of the Merging Companies has been submitted for evaluation purposes to:
(i)EUROLUX AUDIT S.à r.l., a private limited liability company (société à responsabilité limitée) existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 196, rue de Beggen, L-1220 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B103972 (the “Merger Independent Specialist 1”) for the Absorbed Company; and
(ii)PKF Audit & Conseil, a private limited liability company (société à responsabilité limitée) existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 37,
8/42

rue d’Anvers, L-1330 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B222994 (the “Merger Independent Specialist 2” and together with the Merger Independent Specialist 1, the “Merger Independent Specialists”) for the Absorbing Company,
as independent experts (réviseurs d’entreprises) appointed pursuant to Article 1021-6 of the Luxembourg Law.
5.Delivery of Absorbing Company Common Stock
New Absorbing Company Common Stock in the share capital of the Absorbing Company shall be issued and allotted to the shareholders of the Absorbed Company by application of the Exchange Ratio.
By virtue of the Merger, the Absorbing Company shall thus increase its share capital by an amount of nine hundred sixteen point six million United States Dollars ($916.6 million) from its current amount of one hundred United States Dollars ($100) up to nine hundred sixteen point six million United States Dollars ($916.6 million) through the issuance of one hundred thirty-nine point seven million (139.7 million) new Absorbing Company Common Stock shares, it being noted that the amount of nine hundred fifteen point two million United States Dollars ($915.2 million) shall be designated as additional paid-in capital.
The exchange of Outstanding Shares into Absorbing Company Common Stock will occur automatically at the Effective Time.
Beneficial holders of Outstanding Shares held in “street name” through a bank, broker or other nominee and record owners of Outstanding Shares held in book-entry form will not be required to take any action. Their ownership of Absorbing Company Common Stock will be recorded in book-entry form by their nominee (for shares held in “street name”) or by the Transfer Agent (for shares held by record owners in book-entry form), without the need for any additional action on their part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in the Absorbing Company after the Effective Time.
6.Description of Absorbing Company Common Stock
Upon the Effective Time and the issuance of the Absorbing Company Common Stock, outstanding Absorbing Company Common Stock will be fully paid and non-assessable. This means the full purchase price for the outstanding Absorbing Company Common Stock will have been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional Absorbing Company Common Stock that the Absorbing Company may issue in the future will also be fully paid and non-assessable.
Any additional rights that holders of the Absorbing Company Common Stock are entitled to are described in the Certificate of Incorporation.
7.Date as from which the newly Absorbing Company Common Stock will carry the right to participate in the profits of the Absorbing Company and any special condition regarding such right.
The newly issued Absorbing Company Common Stock will entitle the holders thereof to participate in the profits of the Absorbing Company as from the Effective Time, and, from that date onwards, such holders
9/42

acquire all rights attached to this stock, including the right to dividends, or any other distribution, to be distributed out of the profit of the current accounting period and/or out of the accumulated reserves and carried forward profits or otherwise, subject to the terms for delivery of Absorbed Company Common Stock as outlined in section 5 above.
8.Special rights for the shareholders and for the holders of other securities
Neither of the Merging Companies has issued securities other than shares, including other securities conferring voting rights; no special rights shall be conferred by the Absorbing Company to the shareholders or holders of other securities in the Absorbed Company.
9.Special advantages to the Merger Independent Specialists and/or any members of the management, supervisory or controlling bodies of the Merging Companies
The Absorbing Company will pay fees estimated at (i) twelve thousand five hundred euros (EUR 12,500) (excluding VAT) to the Merger Independent Specialist 1 and (ii) twelve thousand five hundred euros (EUR 12,500) (excluding VAT) to the Merger Independent Specialist 2.
10.Repercussions of the Merger on employment
On the Effective Time, none of the Merging Companies will have any employees, as notably the employees’ employment contracts of the Absorbed Company will be transferred to FREYR Battery SARL as described under section 1.2 (Presentation of the Absorbed Company) above prior to the Effective Time. The Merger will consequently not have any effect on employment as none of the Merging Companies will have any employees immediately prior to the Effective Time.
11.Information regarding the Merger
The Common Draft Terms of Cross-Border Merger shall be published on the Recueil électronique des sociétés et associations and shall be made publicly available in the United States of America as an exhibit to a Current Report on Form 8-K of the Absorbed Company on the EDGAR system of the SEC, at least one (1) month prior to the date set for the extraordinary general meetings of shareholders of the Merging Companies due to approve the Merger.
The following documents shall be held available for inspection by the respective shareholders of each of the Merging Companies at its respective registered office, at least one (1) month prior to the date set for the extraordinary general meetings of shareholders of the Merging Companies due to approve the Merger:
(i)these Common Draft Terms of Cross-Border Merger;
(ii)the annual accounts and the consolidated management reports of the Absorbed Company for the financial years ended 31 December 2021 and 31 December 2022, it being noted that the Absorbing Company has not yet prepared any annual accounts and/or management report since its date of formation;
(iii)the interim accounts of the Absorbing Company and the Absorbed Company as at 31 August 2023 and 30 June 2023 respectively;
10/42

(iv)the detailed written reports drawn up by the boards of directors of each of the Merging Companies explaining the Common Draft Terms of Cross-Border Merger from a legal and economical point of view, in accordance with Article 1021-5 of the Luxembourg Law; and
(v)the reports from the Merger Independent Specialists as independent experts (réviseurs d’entreprises) under Luxembourg law, prepared in accordance with Article 1021-6 (1) of the Luxembourg Law.
12.Creditor rights
12.1Creditors rights under Luxembourg law (with respect to the Absorbed Company)
In accordance with article 1021-9 of the Luxembourg Law, creditors of the Merging Companies, whose claims predate the date of publication of the Board Confirmation, notwithstanding any agreement to the contrary, may apply, within two months of that publication in the official gazette of the Grand Duchy of Luxembourg (Recueil Electronique des Sociétés et Associations), to the judge presiding the chamber of the Tribunal d'Arrondissement dealing with commercial matters in the district in which the registered office of the debtor company is located and sitting as in commercial and urgent matters, to obtain adequate safeguards of collateral for any matured or unmatured debts, where they can credibly demonstrate that due to the Merger, the satisfaction of their claims is at stake and that no adequate safeguards have been obtained from the company. The president of such chamber shall reject the application if the creditor is already in possession of adequate safeguards or if such safeguards are unnecessary, having regard to the financial situation of the company after the Merger. The debtor company may cause the application to be turned down by paying the creditor, even if it is a term debt. If the safeguards are not provided within the time limit prescribed, the debt shall immediately fall due.
12.2Right of opposition of creditors under Delaware law
In connection with the Merger, there are no applicable creditor rights under Delaware law.
13.Miscellaneous
13.1Powers
Full powers are granted to the members of the boards of directors of each of the Merging Companies as well as to any lawyer and/or employee of Arendt & Medernach S.A., admitted to practice in Luxembourg and registered on the list V of lawyers of the Luxembourg bar association, and any employee and/or clerk of the notary Me Marc Elvinger in the Grand Duchy of Luxembourg or of any other notary professionally residing in the Grand Duchy of Luxembourg, each individually and with full power of substitution, in the name of and on behalf of the Merging Companies, in order to carry out all filings, notifications and publications necessary for the Merger in the Grand Duchy of Luxembourg and in particular to adopt and file the Board Confirmation confirming that all conditions precedent to the Merger, as specified herein, have been satisfied or waived and that the Merger is effective.
Further to the above, the Absorbing Company shall carry out all required and necessary formalities in order to carry out the Merger.
13.2Appendixes
Appendixes to these Common Draft Terms of Cross-Border Merger form an integrated part hereof.
11/42

13.3Applicable law and jurisdiction
For all matters which are not mandatorily subject to the law applicable to the Absorbing Company (i.e., Delaware law) the present Common Draft Terms of Cross-Border Merger shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg.
Any dispute arising out of or in connection with these Common Draft Terms of Cross-Border Merger shall be submitted exclusively to the courts of the City of Luxembourg, Grand Duchy of Luxembourg.
13.4Costs
The expenses, costs, fees and charges resulting from the Merger shall be borne by the Absorbing Company.
13.5Date and language
These Common Draft Terms of Cross-Border Merger have been drawn up on the date first written above in English and is followed by a French version. In case of discrepancies between these versions, the English version shall prevail.
13.6Counterparts
These Common Draft Terms of Cross-Border Merger have been executed in counterparts, each of the boards of directors of each of the Merging Companies acknowledging receipt of one copy on the date first written above.
Suit la traduction française du texte qui précède.
Le conseil d’administration de :
(1)FREYR Battery, Inc., une corporation organisée et existant selon les lois de l’Etat du Delaware, ayant son siège social au c/o The Corporation Trust Company, Corporation Trust Center,1209 Orange Street, Wilmington, Comté de New Castle, Delaware 19801, Etats-Unis d’Amérique, immatriculée auprès du Secretary of State de l’Etat du Delaware sous le numéro 7530788 (la « Société Absorbante »);
et
le conseil d’administration de :
(2)FREYR Battery, une société anonyme constituée et existant selon les lois du Grand-Duché de Luxembourg, ayant son siège social au 22-24, Boulevard Royal, L-2449 Luxembourg, Grand-Duché de Luxembourg, et immatriculée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B251199 (la « Société Absorbée » et, ensemble avec la Société Absorbante, les « Sociétés Fusionnantes » et chacune, une « Société Fusionnante »), ont établi conjointement le présent projet commun de fusion transfrontalière (le « Projet Commun de Fusion Transfrontalière ») afin de proposer à leurs actionnaires respectifs une fusion transfrontalière (la « Fusion ») conformément aux articles 1020-1 et suivants de la loi du 10 août 1915 concernant les sociétés
12/42

commerciales, telle que modifiée (la « Loi Luxembourgeoise ») et à l’article 252 de la loi générale sur les sociétés de l’Etat du Delaware intitulée Delaware General Corporation Law (la « DGCL »).
1.Les sociétés participant à la Fusion
Selon les modalités et sous réserve des conditions énoncées dans le présent Projet Commun de Fusion Transfrontalière, les Sociétés Fusionnantes sont convenues de réaliser la fusion transfrontalière envisagée par absorption de la Société Absorbée (en tant qu'entité absorbée) par la Société Absorbante (en tant qu'entité absorbante et survivante) (la « Fusion») selon les termes du présent Projet Commun de Fusion Transfrontalière et conformément aux dispositions des articles 252 et 253 de la DGCL et des articles 1020-1 à 1021-19 du Chapitre 2 sur les Fusions de la Loi Luxembourgeoise.
1.1Présentation de la Société Absorbante
La Société Absorbante, FREYR Battery, Inc., est une corporation organisée et existant selon les lois de l’Etat du Delaware, ayant son siège social au c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Comté de New Castle, Delaware 19801, Etats-Unis d’Amérique, immatriculée auprès du Secretary of State de l’Etat du Delaware sous le numéro 7530788.
L'exercice social de la Société Absorbante commence le 1er janvier de chaque année et se termine le 31 décembre de chaque année.
A la date des présentes, le capital social de la Société Absorbante est de cent dollars des États-Unis (100 $) et est divisé en cent (100) actions ordinaires, d'une paire comptable de 0.01$ chacune et quatre-vingt-dix-neuf dollars des États-Unis (99$) désigné comme additional paid-in capital, toutes entièrement libérées ; les actions ordinaires sont uniquement nominatives (les « Actions Ordinaires de la Société Absorbante »).
À la date des présentes, la Société Absorbante ne compte pas d’employés et n'aura pas d’employés au Moment de la Prise d’Effet (tel que défini ci-après). La Société Absorbante n'a pas d'actif ni de passif et n'en aura pas au Moment de la Prise d’Effet à l'exception d'un montant minimal d'actifs destinés à faciliter son organisation ou à maintenir son existence légale.
1.2Présentation de la Société Absorbée
La Société Absorbée, FREYR Battery, est une société anonyme constituée et existant selon les lois du Grand-Duché de Luxembourg, ayant son siège social au 22-24, Boulevard Royal, L-2449 Luxembourg, Grand-Duché de Luxembourg, et immatriculée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B251199.
L'exercice social de la Société Absorbée commence le 1er janvier de chaque année et se termine le 31 décembre de chaque année.
A la date des présentes, le capital social émis de la Société Absorbée s'élève à cent trente-neuf millions huit cent cinquante-trois mille six cent quatre dollars des États-Unis (139.853.604 $) et est divisé en cent trente-neuf millions huit cent cinquante-trois mille six cent quatre (139.853.604) actions ordinaires sans valeur nominale, entièrement libérées et exclusivement nominatives, dont cent quarante-huit mille trois cent soixante-dix (148.370) actions ordinaires sont, à la date des présentes, détenues en propre par la Société (et ce montant d’actions propres en circulation immédiatement avant le Moment de la Prise d’Effet étant ci-après dénommée les « Actions Propres ») (la différence entre le capital social émis immédiatement avant le Moment de la Prise d’Effet et les Actions Propres étant désignée ci-après comme constituant les « Actions en Circulation »)

13/42

Les Actions en Circulation sont enregistrées conformément à la loi américaine intitulée Securities Exchange Act de 1934 (l'« Exchange Act ») et sont cotées à la bourse de New York intitulée le New York Stock Exchange (le « NYSE ») sous le symbole « FREY » depuis le 8 juillet 2021.
A la date des présentes, la Société Absorbée a 11 employés. La Société Absorbée n'a pas institué de comité d'entreprise ou de conseil de cogestion et il n'y a pas d'association d'employés qui compte parmi ses membres des employés de la Société Absorbée. Avant le Moment de la Prise d’Effet, tous les employés existants de la Société Absorbée (les « Employés Transférés ») ainsi que certains contrats commerciaux et certains actifs (corporels ou incorporels) de la Société Absorbée (les « Contrats et Actifs Pré-Transférés ») seront transférés à FREYR Battery Luxembourg S.à r.l., une société à responsabilité limitée constituée et existant selon les lois du Luxembourg, ayant son siège social au 22-24, Boulevard Royal, L-2449 Luxembourg, Grand-Duché de Luxembourg, immatriculée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B280462 («FREYR Battery SARL »).
Les employés de la Société Absorbée seront transférés, de plein droit, par transfert d'entreprises, à FREYR Battery SARL conformément aux dispositions de l'article L. 127-1 et suivants du Code du Travail luxembourgeois avant le Moment de la Prise d’Effet (le « Transfert »). Une fois le Transfert réalisé, tous les droits et obligations résultant des contrats de travail existants entre la Société Absorbée et les Employés Transférés à la date du Transfert seront automatiquement transférés à FREYR Battery SARL, de plein droit.
En conséquence du Transfert, tous les employés actuels de la Société Absorbée conserveront leurs conditions d'emploi individuelles au sein de FREYR Battery SARL et leur contrat de travail produira ses effets comme s'il avait été conclu à l'origine entre FREYR Battery SARL et les Employés Transférés, et FREYR Battery SARL remplacera, à compter de la date du Transfert, la Société Absorbée dans tous les droits et obligations résultant des contrats de travail d’Employé Transféré. Les années de service des Employés Transférés ne seront pas interrompues du fait du Transfert. Le Transfert n'aura aucun impact sur les conditions substantielles des relations de travail des Employés Transférés, sauf sur l'entité employeuse, qui sera, à compter de la date du Transfert, FREYR Battery SARL. Les conditions contractuelles d'emploi continueront par ailleurs à s'appliquer sans changement après le Transfert.
Les Employés Transférés seront informés, en temps voulu avant le Transfert et par écrit, des éléments suivants :
-la date du Transfert ;
-les raisons du Transfert ;
-les conséquences juridiques, économiques et sociales de ce Transfert pour les Employés Transférés ; et
-les mesures éventuelles envisagées à l'égard des Employés Transférés.
En conséquence, au Moment de la Prise d’Effet de la Fusion, la Société Absorbée n'aura pas de salariés, et ne détiendra pas non plus les Contrats et Actifs Pré-Transférés.
2.La Société Absorbante dans le cadre de la Fusion
La Société Absorbante continuera d'exister sous la dénomination « FREYR Battery, Inc. », une corporation organisée et existant selon les lois de l’Etat du Delaware, ayant son siège social au /o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Comté de New Castle,
14/42

Delaware 19801, Etats-Unis d’Amérique, immatriculée auprès du Secretary of State de l’Etat du Delaware sous le numéro 7530788.
L'acte constitutif modifié et refondu de la Société Absorbante (l’« Acte Constitutif ») en langues anglaise et française est joint au présent Projet Commun de Fusion Transfrontalière en Annexe A.
Le conseil d'administration de la Société Absorbante est actuellement composé, à la date des présentes, d’Oscar Kris Brown et Are Lysnes Brautaset. La composition du conseil d'administration de la Société Absorbante changera après la Fusion.
3.Contexte et effets de la Fusion
3.1Contexte
La Fusion est envisagée dans le cadre de la « redomiciliation » de la Société Absorbée du Grand-Duché de Luxembourg vers l'État du Delaware (l' « Opération de Redomiciliation »). En 2023, le conseil d'administration et l’équipe de gestion de la Société Absorbée ont entrepris un examen de la structure et des opérations existantes de la Société Absorbée, et en particulier de sa juridiction de constitution.
Le conseil d’administration de la Société Absorbée pense que l'Opération de Redomiciliation améliorera la valeur actionnariale à long terme en simplifiant la structure de l'entreprise afin de gagner en efficacité opérationnelle. Après avoir examiné divers facteurs, le conseil d’administration de la Société Absorbée pense que l'Opération de Redomiciliation améliorera la valeur actionnariale à long terme en offrant des opportunités et des avantages stratégiques potentiels, notamment :
-simplifier la structure de la Société Absorbée et rationaliser les exigences en matière de reporting, ce qui (i) facilitera les efforts déployés par la Société Absorbée pour évaluer, mettre en œuvre et rester conforme aux multiples exigences réglementaires et de reporting pour la Société Absorbée sur une base consolidée, et (ii) offrira des opportunités pour la Société Absorbée d'améliorer l'efficacité opérationnelle et la flexibilité financière dans les fonctions de trésorerie, de gestion ’es liquidités, de gestion des risques et de fiscalité de l'entreprise;
-améliorer l'éligibilité de la Société Absorbée à l'inclusion dans les indices boursiers et déclencher un benchmarking associé de la part des fonds gérés activement, ce qui entraînera une augmentation significative des flux de fonds vers ses actions ordinaires;
-bénéficier de principes de gouvernance d'entreprise bien établis en vertu du droit du Delaware, qui sont plus étroitement alignés sur les normes de cotation du NYSE et sur les exigences de la Securities and Exchange Commission des États-Unis (la « SEC ») en matière de gouvernance; et
-positionner la Société Absorbée de manière à mieux répondre aux développements fiscaux mondiaux et aux programmes d'incitation américains pour les fabricants de batteries compte tenu des changements récents dans les lois fiscales américaines et les programmes d'incitation fédéraux.
3.2Effets juridiques
A la suite de la Fusion, la Société Absorbante acquerra tous les actifs et passifs de la Société Absorbée par voie de succession universelle, à l'exception des éléments suivants (collectivement, les « Actifs Exclus »):
15/42

(i)les cent (100) Actions Ordinaires de la Société Absorbantes détenues par la Société Absorbée dans la Société Absorbante qui, selon en conformité avec les dispositions du droit de l’Etat du Delaware, seront annulées en vertu de la Fusion; et
(ii)les Actions Propres qui, conformément à l'article 1021-17 (1), 4°, de la Loi Luxembourgeoise, seront de plein droit (ipso jure) annulées en vertu de la Fusion et simultanément à celle-ci ; ces Actions Propres cesseront d'exister et aucune contrepartie ne sera livrée en échange dans le cadre de la Fusion.
À partir du Moment de la Prise d’Effet, la Société Absorbante sera subrogée dans tous les droits et obligations de la Société Absorbée à l'égard des tiers. Les droits et créances compris dans les actifs de la Société Absorbée (à l'exclusion, afin d’éviter toute confusion, des Actifs Exclus, des Employés Transférés et des Contrats et Actifs Pré-Transférés, tels que décrits en détail au articles 1.2 et 3.2 du présent document, mais y compris par exemple toutes les participations dans FREYR Battery SARL) seront transférés à la Société Absorbante avec tous les titres, réels ou personnels, qui y sont attachés.
La Société Absorbante continuera, à partir du Moment de la Prise d’Effet, à exécuter les obligations de la Société Absorbée en vertu de tous les accords auxquels cette dernière est partie.
Toutes les créances et dettes existant au Moment de la Prise d’Effet entre les Sociétés Fusionnantes sont annulées au Moment de la Prise d’Effet.
La Société Absorbante sera chargée : (i) du dépôt ou de l'enregistrement de toute déclaration fiscale applicable ou autre document fiscal relatif à la Société Absorbée auprès de l'administration fiscale luxembourgeoise ainsi que (ii) du paiement (le cas échéant) de tout impôt applicable sur le revenu des collectivités ou impôt commercial communal ou local, de tout impôt sur le revenu, sur la valeur ajoutée, sur les ventes, sur la propriété ou le transfert, de toute taxe commerciale, de tout impôt sur le transfert de biens immobiliers, de toute retenue à la source sur les dividendes, de toute retenue à la source sur les salaires, de toute taxe d'enregistrement ou de tout droit de timbre ou de tout paiement de sécurité sociale publique ou de tout autre impôt ou taxe similaire relatif à la Société Absorbée.
La Fusion effectuera le transfert par la Société Absorbée de tous ses actifs et passifs (excluant, afin d’éviter toute confusion, des Actifs Exclus, des Employés Transférés et des Contrats et Actifs Pré-Transférés, tels que décrits en détail au articles 1.2 et 3.2 du présent document, mais y compris par exemple toutes les participations dans FREYR Battery SARL) à la Société Absorbante, de sorte que la Société Absorbée sera dissoute sans liquidation après le Moment de la Prise d’Effet.
La Société Absorbée détient les droits de propriété intellectuelle suivants qui seront transférés à la Société Absorbante suite à la Fusion, ainsi que tous les autres éléments d’actif et de passif décrits ci-dessus:
-Contrat Cadre de Services et de Licence en vertu des lois de l'État de New York conclu le 10 octobre 2022 entre Advanced Lithium Electrochemistry Co. Ltd. et la Société Absorbée.
Le transfert desdits droits de propriété intellectuelle sera opposable aux tiers dans les conditions prévues par les législations respectives applicables. Les formalités de ce transfert seront accomplies dans un délai de six (6) mois à compter du Moment de la Prise d’Effet. Aucun autre droit de propriété industrielle ou intellectuelle ou droit réel autre que des sûretés constituées sur des biens meubles et immeubles ne sera transféré à la Société Absorbante dans le cadre de la Fusion. Les actionnaires et détenteurs de warrants (bons de souscription) de la Société Absorbée deviendront actionnaires et détenteurs de warrants,
16/42

respectivement, en proportions identiques, de la Société Absorbante à compter du Moment de la Prise d’Effet.
En ce qui concerne la Société Absorbée, les mandats des administrateurs actuels de la Société Absorbée prendront fin au Moment de la Prise d’Effet.
Les livres et registres de la Société Absorbée seront conservés au siège social de la Société Absorbante conformément aux lois applicables.
En conséquence de la Fusion, la Société Absorbée cessera d'exister et toutes ses actions seront annulées. En vertu de la Fusion, la Société Absorbante deviendra donc la nouvelle société mère du groupe FREYR Battery, étant entendu que la Société Absorbante est en train de demander l'inscription des Actions Ordinaires de la Société Absorbante à la cote du NYSE avec effet à partir du Moment de la Prise d’Effet.
3.3Moment de la Prise d’Effet
Ni la Société Absorbante ni la Société Absorbée ont émis de titres (tels que définis par le droit luxembourgeois) autres que des actions, y compris d'autres titres conférant des droits de vote.
L'assemblée générale des actionnaires de la Société Absorbée approuvant la Fusion, qui se tiendra par-devant un notaire luxembourgeois (le « Notaire Luxembourgeois ») (ci-après, l'« Approbation des  Actionnaires de la Société »), approuvera la Fusion ’sous réserve des deux conditions cumulatives suivantes :
(i)le dépôt auprès du Secretary of State de l'État du Delaware d'un certificat de fusion, signé conformément aux, et dans la forme requise par les,  dispositions pertinentes de la DGCL (le «’Certificat de Fusion Transfrontalière ») ; et
(ii)l'adoption par-devant le Notaire Luxembourgeois d'une déclaration du conseil d’administration de la Société Absorbée confirmant que toutes les conditions de la Fusion ont été remplies ou ont fait l'objet d'une renonciation et que la Fusion est effective (la « Confirmation du Conseil d'Administration »).
La Fusion prendra effet entre les Sociétés Fusionnantes lorsque les décisions concordantes de la Société Absorbée (c'est-à-dire l'Approbation des Actionnaires de la Société) et de l’actionnaire de la Société Absorbante auront été adoptées et deviendront inconditionnelles après (i) le dépôt du Certificat de Fusion Transfrontalière auprès du Secretary of State de l'État du Delaware (ii) l'adoption de la Confirmation du Conseil d'Administration (le moment auquel la Fusion prend effet entre les Sociétés Fusionnantes est dénommé dans les présentes le « Moment de la Prise d'Effet »).
En droit luxembourgeois, la Fusion sera réalisée et opposable aux tiers après la publication de la Confirmation du Conseil d'Administration au Recueil électronique des sociétés et associations confirmant l’effectivité de la décision des procès-verbaux des assemblées générales des Sociétés Fusionnantes approuvant la Fusion conformément à l'article 1021-14 de la Loi Luxembourgeoise et au Chapitre Vbis du Titre I de la loi modifiée du 19 décembre 2002 concernant le registre de commerce et des sociétés ainsi que la comptabilité et les comptes annuels des entreprises.
3.4Date à partir de laquelle les opérations de la Société Absorbée sont considérées comptablement comme effectuées pour le compte de la Société Absorbante
17/42

D'un point de vue comptable, toutes les opérations et transactions en Circulation Absorbée seront traitées comme étant effectuées pour le compte de la Société Absorbante à partir du Moment de la Prise d’Effet.
4.Aspects comptables de la Fusion, ratio d'échange d'actions et expert indépendant
4.1États financiers utilisés pour la Fusion
Les états financiers suivants des Sociétés Fusionnantes ont été utilisés pour déterminer les termes et conditions de la Fusion:
(i)les états financiers intérimaires (sur une base non-consolidée) au 31 août 2023 de la Société Absorbante préparés selon les principes comptables généralement admis aux États-Unis (les « États Financiers Intérimaires de la Société Absorbante ») ; et
(ii)les états financiers intérimaires (sur une base non-consolidée) au 30 juin 2023 de la Société Absorbée selon les principes comptables généralement admis au Luxembourg (les ’ États Financiers Intérimaires de la Société Absorbée »).
4.2Évaluation des actifs et passifs transférés
En ce qui concerne l'évaluation des actifs et passifs de la Société Absorbée qui seront transférés à la Société Absorbante (qui, afin d’éviter toute confusion, excluent les Actifs Exclus, les Employés Transférés et les Contrats et Actifs Pré-Transférés, comme décrit plus en détail dans les sections 1.2 et 3.2 du présent document, mais y compris par exemple toutes les participations dans FREYR Battery SARL), les termes et conditions de la Fusion ont été déterminés sur la base des États Financiers Intérimaires de la Société Absorbée.
Sur la base des informations disponibles dans les États Financiers Intérimaires de la Société Absorbée, la valeur nette comptable des actifs et des passifs de la Société Absorbée est la suivante :
(i)total des actifs : 1,4 milliards $ ;
(ii)total du passif : 150,5 millions $ ; et
(iii)valeur nette : 1,3 millions $.
4.3Rapport d'échange et méthodes de détermination du rapport d'échange d'actions
Pour déterminer le rapport d'échange d'actions dans le cadre de la Fusion, les conseils d'administration des Sociétés Fusionnantes ont noté (a) la juste valeur de marché des Actions en Circulation telle que déterminée selon le cours de clôture des Actions en Circulation sur le NYSE le 27 septembre 2023 (le « Cours de Clôture ») et (b) la juste valeur de marché des Actions Ordinaires de la Société Absorbante (c'est-à-dire 100 $).
Le Cours de Clôture des Actions en Circulation était de 5,07 $ par Action en Circulation, ce qui multiplié par les 139.705.234 Actions en Circulation (c'est-à-dire le capital social émis de la Société Absorbée moins les Actions Propres), résulte en une juste valeur de marché totale des capitaux propres de la Société Absorbée de 708.305.536 $ (la « Valeur de l’Apport »). Après s'être raisonnablement renseignés, les conseils d'administration des Sociétés Fusionnantes n'ont pas connaissance d'indications relatives à des limitations du flottant, à d'autres restrictions de négociation ou à un manque de liquidité des Actions en Circulation,
18/42

etc., qui pourraient indiquer que le Cours de Clôture susmentionné ne reflète pas la juste valeur de marché des capitaux propres de la Société Absorbée à cette date.
Nonobstant ce qui précède, les conseils d'administration des Sociétés Fusionnantes ont choisi un rapport d'échange pour la Fusion d'une (1) Action Ordinaire de la Société Absorbante dans le capital social de la Société Absorbante, en échange d'une (1) Action en Circulation dans le capital social ordinaire de la Société Absorbée (le « Rapport d'Échange »), ce qui signifie que les actionnaires de la Société Absorbée recevront des Actions Ordinaires de la Société Absorbante dans la Société Absorbante sur une base de un pour un. Afin d’éviter toute confusion, aucune fraction d'Action Ordinaire de la Société Absorbante ne sera émise dans le cadre de la Fusion et aucune forme de compensation supplémentaire ne sera accordée aux actionnaires de la Société Absorbée. Par conséquent, les actionnaires de la Société Absorbée recevront des Actions Ordinaires de la Société Absorbante dans la Société Absorbante dans exactement la même proportion que celle de leur détention d’Actions en Circulation dans la Société Absorbée (c'est-à-dire que la Fusion n'aura pas d'effet dilutif sur les actionnaires de la Société Absorbée). Par conséquent, les actionnaires de la Société Absorbée continueront à détenir exactement le même nombre d’actions avant et après la Fusion, avec leur participation dans le capital de la Société Absorbée remplacée par une participation identique dans le capital de la Société Absorbante.
Étant donné que la Société Absorbée fusionnera avec sa filiale détenue entièrement et que les actionnaires de la Société Absorbée recevront des Actions Ordinaires de la Société Absorbante dans la Société Absorbante dans exactement la même proportion que celle de leur détention d’Actions en Circulation détenues dans la Société Absorbée, l'évaluation de la Société Absorbée et de la Société Absorbante est essentiellement sans importance pour le Rapport d'Échange.
Le Rapport d'Échange a été jugé approprié par les conseils d'administration des Sociétés Fusionnantes sur la base du fait que la Société Absorbée détient actuellement 100 % des Actions Ordinaires de la Société Absorbante, de sorte qu'à la suite de la Fusion, les actionnaires de la Société Absorbée continueront à détenir exactement le même nombre d’actions de la Société Absorbante après la Fusion.
Sur la base du Rapport d’Échange, il est proposé que la Société Absorbante, en échange du transfert de tous les actifs et passifs de la Société Absorbée dans le cadre de la Fusion (excluant, afin d’éviter toute confusion, des Actifs Exclus, des Employés Transférés et des Contrats et Actifs Pré-Transférés, tels que décrits en détail au articles 1.2 et 3.2 du présent document, mais y compris par exemple toutes les participations dans FREYR Battery SARL), modifie son Acte Constitutif et répartisse la Valeur de l’Apport comme suit : chaque Action en Circulation (qui, afin d’éviter toute confusion, exclut les Actions Propres) en circulation immédiatement avant le Moment de la Prise d’Effet sera automatiquement annulée et la Société absorbante émettra en contrepartie aux actionnaires de la Société Absorbée de nouvelles Actions Ordinaires de la Société Absorbante dûment autorisées, valablement émises, entièrement libérées et non susceptibles d’appels de versement, calculées par application du Rapport d’Échange (ensemble, la « Contrepartie de la Fusion »).
À la date des présentes, 14.624.894 warrants publics de la Société Absorbée (et tout tel montant de warrants publics en circulation immédiatement avant le Moment de la Prise d’Effet est désigné ci-après par les « Warrants Publics de la Société ») et 10.000.000 warrants privés de la Société Absorbée (et tout tel montant de warrants privés en circulation immédiatement avant le Moment de la Prise d’Effet est désigné ci-après par les « Warrants Privés de la Société ») ont été émis et sont en circulation. Les Warrants Publics de la Société  et les Warrants Privés de la Société  permettent à leur détenteur d'acheter une (1) Action en Circulation au prix d'achat de 11,50$ par action. Au Moment de la Prise d’Effet, chaque Warrant Public de la Société  et Warrant Privé de la Société  en circulation sera converti en warrants de la Société Absorbante exerçables pour une action d’Actions Ordinaires de la Société Absorbante au prix d'exercice de
19/42

11,50$, aux mêmes conditions que les warrants de la Société Absorbée régis par le contrat de warrants modifié et refondu entre Alussa Energy Acquisition Corp., la Société Absorbée et Continental Stock Transfer and Trust Company (l’« Agent de Transfert ») en date du 7 juillet 2021. En outre, chacun des 2.176.081 warrants de la Société Absorbée actuellement détenus par EDGE Global LLC sera converti en warrants de la Société Absorbante avec effet au Moment de la Date d’Effet, aux mêmes conditions que celles qui régissent actuellement ces warrants.
4.4Expert indépendant
Le Rapport d'Échange ainsi établi par les conseils d'administration de chacune des Sociétés Fusionnantes a été soumis pour évaluation à :
(i)EUROLUX AUDIT S.à r.l., une société à responsabilité limitée existant selon les lois du Grand-Duché de Luxembourg, ayant son siège social au 196, rue de Beggen, L-1220 Luxembourg, Grand-Duché de Luxembourg, immatriculée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B103972 (le « Spécialiste Indépendant de la Fusion 1 ») pour la Société Absorbée ; et
(ii)PKF Audit & Conseil, une société à responsabilité limitée existant selon les lois du Grand-Duché de Luxembourg, ayant son siège social au 37, rue d’Anvers, L-1330 Luxembourg, Grand-Duché de Luxembourg, Grand-Duché de Luxembourg, immatriculée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B222994 (le « Spécialiste Indépendant de la Fusion 2 » et ensemble avec le Spécialiste Indépendant de la Fusion 1, les « Spécialistes Indépendants de la Fusion») pour la Société Absorbante, en tant que réviseurs d'entreprises désignés conformément à l'article 1021-6 de la Loi Luxembourgeoise.
5.Remise des Actions Ordinaires de la Société Absorbante
De nouvelles Actions Ordinaires de la Société Absorbante dans le capital social de la Société Absorbée seront émises et attribuées aux actionnaires de la Société Absorbée par application du Rapport d'Echange.
En vertu de la Fusion, la Société Absorbante augmentera ainsi son capital social d'un montant de neuf cent seize millions six cents mille dollars des États-Unis (916,6 millions $) de son montant actuel de cent dollars des États-Unis (100 $) jusqu’à celui de de neuf cent seize millions six cents mille dollars des États-Unis (916,6 millions $) par l'émission de cent trente-neuf millions sept cents mille (139,7 millions) nouvelles Actions Ordinaires de la Société Absorbante, étant entendu que le montant de neuf cent quinze millions deux cents mille dollars des États-Unis (915,2 millions $) sera désigné en tant que additional paid-in capital.
L’échange des Actions en Circulation en Actions Ordinaires de la Société Absorbante aura lieu automatiquement au Moment de la Prise d’Effet.
Les détenteurs bénéficiaires des Actions en Circulation détenues en « street name » par l'intermédiaire d'une banque, d'un courtier ou autre mandataire et les propriétaires inscrits d'Actions en Circulation détenues sous forme d’inscription en compte ne seront pas tenus de prendre des mesures. Leur détention d'Actions Ordinaires de la Société Absorbante sera enregistrée sous forme d'inscription en compte par leur mandataire (pour les actions détenues en « street name ») ou par l'Agent de Transfert (pour les actions détenues par les propriétaires inscrits sous forme d'inscription en compte), sans qu'aucune mesure supplémentaire ne soit nécessaire de leur part. Les détenteurs inscrits qui détiennent leurs actions sous
20/42

forme d'inscription en compte recevront un état de leur détention dans la Société Absorbante après le Moment de la Prise d’Effet.
6.Description des Actions Ordinaires de la Société Absorbante
Au Moment de la Prise d’Effet et l’émission des Actions Ordinaires de la Société Absorbante, les Actions Ordinaires de la Société Absorbante en circulation seront entièrement libérées et non susceptibles d’appels de versement. Cela signifie que le prix d’achat total des Actions Ordinaires de la Société Absorbante en circulation aura été libéré et les détenteurs desdites actions ne se verront pas appliquer de montants additionnels pour lesdites actions. Toute Action Ordinaire de la Société Absorbante additionnelle que la Société Absorbante pourrait émettre à l’avenir sera également entièrement libérée et non susceptibles d’appels de versement.
Tous les droits additionnels dont bénéficient les détenteurs d'Actions Ordinaires de la Société Absorbante sont décrits dans l’Acte Constitutif.
7.Date à partir de laquelle les nouvelles Actions Ordinaires de la Société Absorbante conféreront le droit de participer aux bénéfices de la Société Absorbée, et toute condition particulière concernant ledit droit
Les Actions Ordinaires de la Société Absorbante nouvellement émises donneront à leurs détenteurs le droit de participer aux bénéfices de la Société Absorbante à compter du Moment de la Prise d’Effet et, à partir de cette date, lesdits détenteurs acquerront tous les droits attachés à ces actions, y compris le droit aux dividendes, ou à toute autre distribution, à prélever sur le bénéfice de l'exercice comptable en cours et/ou sur les réserves accumulées et les bénéfices reportés ou autrement, sous réserve des conditions de remise des Actions Ordinaires de la Société Absorbée telles que décrites à la section 5 ci-avant.
8.Droits spéciaux pour les actionnaires et les détenteurs d'autres titres
Aucune des Sociétés Fusionnantes n'a émis de titres autres que des actions, y compris d'autres titres conférant des droits de vote ; aucun droit spécial ne sera conféré par la Société Absorbante aux actionnaires ou aux détenteurs d'autres titres de la Société Absorbée.
9.Avantages particuliers accordés aux Spécialistes Indépendants de la Fusion et/ou à tout membre des organes de gestion, de surveillance ou de contrôle des Sociétés Fusionnantes
La Société Absorbante paiera des honoraires d'environ (i) douze mille cinq cents euros (EUR 12.500) (hors TVA) au Spécialiste Indépendant de la Fusion 1 et (ii) douze mille cinq cents euros (EUR 12.500) (hors TVA) au Spécialiste Indépendant de la Fusion 2.
10.Répercussions de la Fusion sur l'emploi
Au Moment de la Prise d’Effet, aucune des Sociétés Fusionnantes n'aura d'employés, puisque notamment les contrats de travail des employés de la Société Absorbée seront transférés à FREYR Battery SARL comme décrit à la section 1.2 (Présentation de la Société Absorbée) ci-avant avant le Moment de la Prise d’Effet. La Fusion n'aura par conséquent aucun effet sur l'emploi, étant donné qu'aucune des Sociétés Fusionnantes n'aura d'employés immédiatement avant le Moment de la Prise d’Effet.
21/42

11.Informations concernant la Fusion
Le Projet Commun de Fusion Transfrontalière sera publié au Recueil électronique des sociétés et associations et sera publiquement disponible aux Etats-Unis d’Amérique en tant pièce jointe au Current Report du formulaire 8-K de la Société Absorbée sur le système EDGAR de la SEC, au moins un (1) mois avant la date fixée pour les assemblées générales extraordinaires des actionnaires des Sociétés Fusionnantes devant approuver la Fusion.
Les documents suivants seront disponibles pour inspection par les actionnaires respectifs de chacune des Sociétés Fusionnantes à leur siège social respectif, au moins un (1) mois avant la date fixée pour les assemblées générales extraordinaires des actionnaires des Sociétés Fusionnantes devant approuver la Fusion:
(i)le présent Projet Commun de Fusion Transfrontalière ;
(ii)les comptes annuels et les rapports de gestion consolidés de la Société Absorbée pour les exercices sociaux clos aux 31 décembre 2021 et 31 décembre 2022, étant entendu que la Société Absorbante n’a pas encore préparé de comptes annuels et/ou de rapports de gestion consolidés depuis la date de sa formation  ;
(iii)les comptes intermédiaires de la Société Absorbante et de la Société Absorbée au 31 août 2023 et au 30 juin 2023 respectivement ;
(iv)les rapports écrits détaillés préparés par les conseils d’administration de chacune des Sociétés Fusionnantes expliquant le Projet Commun de Fusion Transfrontalière d'un point de vue juridique et économique, conformément à l'article 1021-5 de la Loi Luxembourgeoise ; et
(v)les rapports des Spécialistes Indépendants de la Fusion en tant que réviseurs d’entreprises de droit luxembourgeois, établis conformément à l’article 1021-6 (1) de la Loi Luxembourgeoise.
12.Droits des créanciers
12.1Droits des créanciers en vertu du droit luxembourgeois (en ce qui concerne la Société Absorbée)
Conformément à l'article 1021-9 de la Loi Luxembourgeoise, les créanciers des Sociétés Fusionnantes, dont les créances sont antérieures à la date de publication de la Confirmation du Conseil d'Administration, nonobstant toute convention contraire, peuvent s'adresser, dans un délai de deux mois à compter de cette publication au journal officiel du Grand-Duché de Luxembourg (Recueil Electronique des Sociétés et Associations), au magistrat présidant la chambre du tribunal d'arrondissement siégeant en matière commerciale dans l'arrondissement où se trouve le siège social de la société débitrice et siégeant en matière commerciale et en référé, afin d'obtenir des garanties de sûretés suffisantes pour toutes dettes échues ou non échues, lorsqu'ils peuvent démontrer de manière crédible qu'en raison de la Fusion, la satisfaction de leurs créances est en jeu et qu'aucune garantie suffisante n'a été obtenue de la part de la société. Le président de cette chambre rejette la demande si le créancier est déjà en possession de garanties adéquates ou si ces garanties ne sont pas nécessaires, compte tenu de la situation financière de la société après la Fusion. La société débitrice peut faire rejeter la demande en payant le créancier, même s'il s'agit d'une dette à terme. Si les garanties ne sont pas fournies dans le délai imparti, la dette devient immédiatement exigible.
12.2Droit d'opposition des créanciers en vertu du droit du Delaware
22/42

Dans le cadre de la Fusion, il n’y a pas de droits des créanciers applicables vertu du droit de l’Etat du Delaware.
13.Dispositions diverses
13.1Pouvoirs
Les pleins pouvoirs sont accordés aux membres des conseils d’administration de chacune des Sociétés Fusionnantes ainsi qu'à tout avocat et/ou employé d'Arendt & Medernach S.A., admis à exercer au Luxembourg et inscrit sur la liste V des avocats du barreau de Luxembourg, et à tout employé et/ou clerc du notaire Me Marc Elvinger au Grand-Duché de Luxembourg ou de tout autre notaire résidant professionnellement au Grand-Duché de Luxembourg, chacun individuellement et avec plein pouvoir de substitution, au nom et pour le compte des Sociétés Fusionnantes, afin d'effectuer tous les dépôts, notifications et publications nécessaires à la Fusion au Grand-Duché de Luxembourg et en particulier pour adopter et déposer la Confirmation du Conseil d'Administration confirmant que toutes les conditions suspensives de la Fusion, telles que spécifiées dans le présent document, ont été satisfaites ou fait l'objet d'une renonciation et que la Fusion est effective.
En outre, la Société Absorbante doit accomplir toutes les formalités requises et nécessaires à la réalisation de la Fusion.
13.2Annexes
Les annexes au présent Projet Commun de Fusion Transfrontalière en font partie intégrante.
13.3Droit applicable et tribunaux compétents
Pour toutes les questions qui ne sont pas obligatoirement soumises au droit applicable à la Société Absorbante (c'est-à-dire le droit de l’Etat du Delaware), le présent Projet Commun de Fusion Transfrontalière est régi et interprété conformément au droit du Grand-Duché de Luxembourg.
Tout litige découlant du présent Projet Commun de Fusion Transfrontalière ou en rapport avec celui-ci sera soumis exclusivement aux tribunaux de la ville de Luxembourg, Grand-Duché de Luxembourg.
13.4Frais
Les dépenses, coûts, frais et charges résultant de la Fusion seront supportés par la Société Absorbante.
13.5Date et langue
Le présent Projet Commun de Fusion Transfrontalière a été rédigé à la date indiquée en tête du présent document en anglais et est suivi d'une version française. En cas de divergence entre ces versions, la version anglaise fait foi.
13.6Exemplaires
Le présent Projet Commun de Fusion Transfrontalière a été signé en plusieurs exemplaires, chacun des conseils d'administration des Sociétés Fusionnantes accusant réception d'un exemplaire à la date indiquée en tête du présent document.
23/42

[Remainder of the page intentionally left blank – signature page follow / Le reste de la page est intentionnellement laissé en blanc - la page de signature suit]
24/42

[signature page of the common draft terms of cross-border merger between FREYR Battery and FREYR Battery, Inc. / page de signature du projet commun de fusion transfrontalière entre FREYR Battery et FREYR Battery, Inc.]

FREYR Battery, Inc.

______________________________________
Name/Nom:
Title/Titre: director and authorized signatory pursuant to written resolutions of the board of directors of the Absorbing Company taken on 28 September 2023 / administrateur et signataire autorisé en vertu des resolutions écrites du conseil d'administration de la Société Absorbante pris le 28 septembre 2023

FREYR BATTERY

______________________________________
Name/Nom:
Title/Titre: director and authorized signatory pursuant to minutes of the meeting of the board of directors of the Absorbed Company dated 28 September 2023 / administrateur et et signataire autorisé en vertu du procès-verbal de la réunion du conseil d'administration de la Société Absorbée du 28 septembre 2023

25/42

Appendix A / Annexe A
Amended and restated Certificate of Incorporation of the Absorbing Company / Acte Constitutif modifié et mis à jour de la Société Absorbante

26/42

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FREYR BATTERY, INC.
Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law
FREYR Battery, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:
(1)The name of the Corporation is FREYR Battery, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 31, 2023 (the "Certificate of Incorporation").
(2)This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the GCL.
(3)This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.
(4)The text of the Certificate of Incorporation is amended and restated in its entirety as follows:
FIRST: The name of the Corporation is FREYR Battery, Inc. (the "Corporation").
SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").
FOURTH:    (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is three hundred and sixty-five million (365,000,000) shares of capital stock, consisting of (i) three hundred and fifty-five million (355,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be
27/42

increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the Corporation in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in the certificate of incorporation of the Corporation, the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.
(b)Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:
(1)Voting. Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, as may be amended and restated from time to time (the "Bylaws"), or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation.
(2)No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.
(3)Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
(4)Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be
28/42

entitled to receive the assets and funds of the Corporation available for distribution in proportion to the number of shares held by them, respectively, without regard to class, after payments to creditors and subject to any related preferential rights of any holders of any Preferred Stock of the Corporation that may at the time be outstanding.
(5)No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
(c)Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
(d)Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
29/42

(e)Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.
(a)The Business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b)Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed as provided in the Bylaws of the Corporation.
(c)A director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
(d)Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. As used herein, the term “for cause” shall mean (i) the director’s conviction (treating a nolo contendere plea as a conviction) of a crime involving (a) moral turpitude, (b) a violation of federal or state securities laws, but specifically excluding any conviction based entirely on vicarious liability or (c) any other illegal act that materially and adversely reflects upon the business, affairs or reputation of the Corporation or on one’s ability to perform one’s duties to the Corporation; (ii) the director’s commission of any material act of dishonesty resulting or
30/42

intended to result in material personal gain or enrichment of such director at the expense of the Corporation or any of its subsidiaries; (iii) the director’s fraud or intentional misrepresentation, including falsifying use of funds and intentional misstatements made in financial statements, books, records or reports to stockholders or governmental agencies; (iv) the director’s material violation of any agreement between the director and the Corporation; (v) the director’s knowingly causing the Corporation to commit violations of applicable law (including by failure to act), (vi) willful and continued material failure, refusal or inability to perform one’s duties to the Corporation or the willful engaging in gross misconduct materially and demonstrably damaging to the Corporation or (vii) the director being adjudged legally incompetent by a court of competent jurisdiction. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.
(e)In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.
SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
31/42

SEVENTH: The Corporation shall indemnify its directors and officers, as the latter term is defined under Section 16 of the Securities Exchange Act of 1934, to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.
The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.
NINTH: Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, or (iii) a holder, or group of holders, of Common Stock holding more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote.
32/42

TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ELEVENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote at an election of directors.
TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the GCL, the certificate of incorporation or the Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity
33/42

purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article TWELFTH with respect to any current or future actions or claims.
THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's Bylaws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated e of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles SIXTH, SEVENTH, EIGHTH and ELEVENTH of this Amended and Restated Certificate of Incorporation or this Article THIRTEENTH.
34/42

ACTE CONSTITUTIF
MODIFIÉ ET MIS À JOUR
DE
FREYR BATTERY, INC.

Conformément aux articles 242 et 245
de la loi générale sur les sociétés de l’Etat du Delaware intitulée Delaware General Corporation Law
FREYR Battery, Inc. (la « Corporation »), une corporation organisée et existant en vertu de la loi générale des sociétés de l’Etat du Delaware (General Corporation Law of the State of Delaware) (la « DGCL »), certifie par la présente que :
(1)La dénomination de la Corporation est FREYR Battery, Inc. L’acte constitutif original de la Corporation a été déposé au bureau du Secretary of State of the State of Delaware le 31 août 2023 (l’ « Acte Constitutif »).
(2)Le présent Acte Constitutif Modifié et Mis à Jour a été dûment adopté par le Conseil d'Administration de la Corporation (le « Conseil d'Administration ») et par l'unique actionnaire de la Corporation, conformément aux articles 228, 242 et 245 de la DGCL.
(3)Le présent Acte Constitutif Modifié et Mis à Jour reformule et modifie à nouveau l’Acte Constitutif de la Corporation, tel qu'il a été modifié ou complété jusqu'à présent.
(4)Le texte de l’Acte Constitutif est modifié et reformulé dans son intégralité comme suit :
PREMIER : Le nom de la Corporation est FREYR Battery, Inc. (la « Corporation »).
DEUXIÈME : L'adresse du siège social de la Corporation dans l'État du Delaware est 1209 Orange Street, Wilmington, County of New Castle, 19801. Le nom de son agent enregistré à cette adresse est The Corporation Trust Company.
TROISIÈME : L'objet de la Corporation est de s'engager dans tout acte ou activité licite qui permet qu’une Corporation puisse être constituée en vertu de la Delaware General Corporation Law (la « DGCL »).
QUATRIÈME : (a) Capital Social Autorisé. Le nombre total d'actions que la Corporation est autorisée à émettre est de trois cent soixante-cinq millions (365.000.000) d'actions, comprenant (i) trois cent cinquante-cinq millions (355.000.000) d'actions ordinaires, d'une valeur nominale de 0,01 dollars américains par action (les « Actions Ordinaires »), et (ii) dix millions (10.000.000) d'actions privilégiées, d'une valeur nominale de 0,01 dollars américains par action (les « Actions Privilégiées »). Le nombre d'Actions Ordinaires ou d'Actions
35/42

Privilégiées autorisées peut être augmenté ou réduit (sans toutefois être inférieur au nombre d'actions en circulation) par le vote affirmatif des détenteurs d'une majorité des Actions Ordinaires alors en circulation, sans vote des détenteurs d'Actions Privilégiées ou de toute série de celles-ci, à moins qu'un vote de ces détenteurs d'Actions Privilégiées ne soit requis en vertu des dispositions établies par le Conseil d'Administration de la Corporation dans la ou les résolutions prévoyant l'émission de ces Actions Privilégiées, et si les détenteurs de ces Actions Privilégiées sont habilités à voter à ce sujet, alors, sauf disposition contraire de l’Acte Constitutif de la Corporation, la seule approbation des actionnaires requise sera le vote affirmatif d'une majorité des droits de vote des Actions Ordinaires et des Actions Privilégiées habilitées à voter, votant ensemble comme une seule catégorie.
(b) Actions Ordinaires. Les pouvoirs, préférences et droits, ainsi que les qualifications, limitations et restrictions des Actions Ordinaires sont les suivants :
(1) Vote. Sauf disposition contraire expressément prévue par la loi ou le présent Acte Constitutif Modifié et Mis à Jour, et sous réserve des droits de vote accordés aux détenteurs d'Actions Privilégiées en circulation à tout moment, les détenteurs d'Actions Ordinaires en circulation votent ensemble en tant que catégorie unique sur toutes les questions pour lesquelles les actionnaires ont le droit de voter en vertu de la loi applicable, le présent Acte Constitutif Modifié et Mis à Jour ou les statuts de la Corporation, tels qu'ils peuvent être modifiés et mis à jour de temps à autre (les « Statuts »), ou pour lesquelles un vote des actionnaires est par ailleurs dûment demandé par la Corporation. Lors de chaque assemblée annuelle ou extraordinaire des actionnaires, chaque détenteur d'Actions Ordinaires inscrit à la date d'enregistrement correspondante a le droit d'exprimer une (1) voix en personne ou par procuration pour chaque Action Ordinaire inscrite à son nom dans les registres de transfert d'actions de la Corporation.
(2) Vote Non Cumulatif. Les détenteurs d'Actions Ordinaires n'ont pas de droits de vote cumulatifs.
(3) Dividendes ; Fractionnement des Actions. Sous réserve des droits des détenteurs d'Actions Privilégiées et de toute autre disposition du présent Acte Constitutif Modifié et Mis à Jour, tel qu'il peut être modifié de temps à autre, les détenteurs d'Actions Ordinaires ont le droit de recevoir des dividendes et autres distributions en espèces, en actions ou en biens de la Corporation si et tel que déclaré par le Conseil d'Administration de temps à autre à partir des actifs ou des fonds de la Corporation légalement disponibles à cet effet.
36/42

(4) Liquidation, Dissolution, etc. En cas de liquidation ou de dissolution (volontaire ou involontaire) de la Corporation, les détenteurs d'Actions Ordinaires auront le droit de recevoir les actifs et les fonds de la Corporation disponibles pour distribution au prorata du nombre d'actions qu'ils détiennent, respectivement, sans tenir compte de la catégorie, après paiement des créanciers et sous réserve de tout droit préférentiel connexe des détenteurs d'Actions Privilégiées de la Corporation qui pourraient alors être en circulation.
(5) Aucun Droit de Préemption ou de Souscription. Aucun détenteur d'Actions Ordinaires ne bénéficie de droits de préemption ou de souscription.
(c) Actions Privilégiées. Le Conseil d'Administration est expressément autorisé à prévoir l'émission de tout ou partie des Actions Privilégiées en une ou plusieurs catégories ou séries, et à fixer pour chacune de ces catégories ou séries les droits de vote, complets ou limités, ou l'absence de droits de vote, ainsi que les désignations, préférences et droits relatifs, droits de participation ou d’option ou autres droits spéciaux, et les qualifications, limitations ou restrictions y afférentes, tels qu'énoncés et exprimés dans la ou les résolutions adoptées par le Conseil d'Administration prévoyant l'émission de ces catégories ou séries, y compris, sans s'y limiter, le pouvoir de prévoir que cette catégorie ou ces séries peuvent (i) faire l'objet d'un remboursement à un moment et à un prix donné ; (ii) avoir le droit de recevoir des dividendes (qui peuvent être cumulatifs ou non) à un taux, à des conditions et à un moment donné, et payables par préférence ou en relation avec les dividendes payables sur toute autre catégorie ou toute autre série ; (iii) avoir ces droits lors de la dissolution de la Corporation ou lors de toute distribution de ses actifs ; ou (iv) être convertibles ou échangeables contre des actions de toute autre catégorie d'actions, ou de toute autre série de la même ou de toute autre catégorie d'actions de la Corporation, à un prix ou un taux d'échange donné, compte tenu des ajustements ; le tout tel qu'énoncé dans la ou les résolutions en question.
(d) Pouvoir de Vente et d'Achat d'Actions. Sous réserve des exigences de la loi applicable, la Corporation a le pouvoir d'émettre et de vendre tout ou partie des actions de toute catégorie d'actions autorisées par les présentes ou par la suite, aux personnes et pour la contrepartie que le Conseil d'Administration détermine de temps à autre, à sa discrétion, qu'une contrepartie plus importante puisse ou non être reçue lors de l'émission ou de la vente du même nombre d'actions d'une autre catégorie, et dans la mesure où la loi le permet. Sous réserve des exigences de la loi applicable, la Corporation a le pouvoir d'acheter toute action d'une catégorie d'actions autorisée par la présente ou par la suite à des personnes et pour une contrepartie que le Conseil
37/42

d'Administration détermine de temps à autre, à sa discrétion, qu’une contrepartie moindre puisse être payée ou non lors de l'achat du même nombre d'actions d'une autre catégorie, et dans la mesure où la loi le permet.
(e) Nomination des Actionnaires et Présentation des Activités. Les nominations des actionnaires pour l'élection des administrateurs et les questions à soumettre par les actionnaires à toute assemblée des actionnaires de la Corporation sont notifiées à l'avance de la manière prévue dans les Statuts de la Corporation.
CINQUIÈME : Les dispositions suivantes sont insérées pour la gestion des activités et la conduite des affaires de la Corporation, ainsi que pour mieux définir, limiter et réglementer les pouvoirs de la Corporation, de ses administrateurs et de ses actionnaires.
(a) Les Activités et les affaires de la Corporation sont gérées par le Conseil d'Administration ou sous sa direction.
(b) Sous réserve des droits des détenteurs de toute série d'Actions Privilégiées d'élire des administrateurs supplémentaires dans des circonstances spécifiques, le nombre d'administrateurs de la Corporation est fixé comme prévu dans les Statuts de la Corporation.
(c) Un administrateur reste en fonction jusqu'à la prochaine assemblée annuelle des actionnaires et jusqu'à ce que son successeur soit élu et remplisse les conditions requises, sous réserve, toutefois, de son décès, de sa démission, de son départ à la retraite, de sa déchéance ou de sa révocation.
(d) Sous réserve des conditions d'une ou plusieurs catégories ou séries d'Actions Privilégiées, toute vacance au sein du Conseil d'Administration résultant d'une augmentation du nombre d'administrateurs peut être comblée par la majorité du Conseil d'Administration alors en fonction, à condition que le quorum soit atteint, et toute autre vacance au sein du Conseil d'Administration peut être comblée par la majorité du Conseil d'Administration alors en fonction, même si le quorum n'est pas atteint, ou par un seul administrateur restant. Tout administrateur élu à un poste vacant ou nouvellement créé restera en fonction jusqu'à la prochaine assemblée annuelle des actionnaires. Sous réserve des droits éventuels des détenteurs d'Actions Privilégiées alors en circulation, tout ou partie des administrateurs de la Corporation peuvent être révoqués à tout moment, mais uniquement pour un motif valable et par le vote affirmatif des détenteurs d'au moins la majorité des droits de vote du capital-actions de la Corporation alors en circulation, ayant le droit de voter de manière générale lors de l'élection des administrateurs. Dans le cadre des présentes, l'expression « pour motif valable » signifie (i)
38/42

la condamnation de l'administrateur (un plaidoyer de non-contestation étant considéré comme une condamnation) pour un crime impliquant (a) une turpitude morale, (b) une violation des lois fédérales ou étatiques sur les valeurs mobilières, mais excluant spécifiquement toute condamnation fondée entièrement sur la responsabilité du fait d'autrui ou (c) tout autre acte illégal qui a une incidence négative importante sur les activités, les affaires ou la réputation de la Corporation ou sur la capacité de l'administrateur à s'acquitter de ses fonctions au sein de la Corporation ; (iii) la fraude ou la fausse déclaration intentionnelle de l'administrateur, y compris la falsification de l'utilisation des fonds et les fausses déclarations intentionnelles dans les états financiers, les livres, les registres ou les rapports destinés aux actionnaires ou aux agences gouvernementales ; (iv) la violation matérielle par l'administrateur de tout accord entre l'administrateur et la Corporation ; (v) le fait pour l'administrateur d'amener sciemment la Corporation à commettre des violations de la loi applicable (y compris en s'abstenant d'agir), (vi) le manquement, le refus ou l'incapacité délibérés et continus de s'acquitter de ses devoirs envers la Corporation ou l'engagement délibéré dans une faute grave portant matériellement et manifestement préjudice à la Corporation ou (vii) le fait que l'administrateur soit jugé légalement incompétent par un tribunal de la juridiction compétente. Nonobstant ce qui précède, lorsque les détenteurs d'une ou plusieurs catégories ou séries d'Actions Privilégiées émises par la Corporation ont le droit, en votant séparément par catégorie ou série, d'élire les administrateurs lors d'une assemblée annuelle ou extraordinaire des actionnaires, l'élection, la durée du mandat, le pourvoi des postes vacants et les autres caractéristiques de ces postes d'administrateur sont régis par les dispositions du présent Acte Constitutif Modifié et Mis à Jour qui s'y appliquent, et les administrateurs ainsi élus ne sont pas divisés en catégories en vertu du présent article CINQUIÈME, sauf si ces dispositions le prévoient expressément.
(e) Outre les pouvoirs et l'autorité qui leur sont expressément conférés par les présentes ou par la loi, les administrateurs sont par les présentes habilités à exercer tous les pouvoirs et à accomplir tous les actes et toutes les choses qui peuvent être exercés ou accomplis par la Corporation, sous réserve, néanmoins, des dispositions de la DGCL, du présent Acte Constitutif Modifié et Mis à Jour et de tous Statuts adoptés par les actionnaires ; à condition, toutefois, que des Statuts adoptés ultérieurement par les actionnaires n'invalident un acte antérieur des administrateurs qui aurait été valide si lesdits Statuts n'avaient pas été adoptés.
SIXIÈME : Aucun administrateur ne peut être tenu personnellement responsable envers la Corporation ou l'un de ses actionnaires pour des dommages pécuniaires en cas de manquement à ses obligations fiduciaires en tant qu'administrateur, sauf dans la mesure où cette exonération de responsabilité ou cette limitation n'est pas autorisée par la DGCL tel qu'elle existe ou tel qu'elle pourra être modifiée par la suite. Si la DGCL est modifiée ultérieurement pour autoriser l'élimination ou la limitation de la
39/42

responsabilité des administrateurs, la responsabilité d'un administrateur de la Corporation sera éliminée ou limitée dans toute la mesure autorisée par la DGCL, tel que modifiée. L'abrogation ou la modification du présent article SIXIÈME ne porte pas atteinte aux droits ou à la protection d'un administrateur de la Corporation existant au moment de l'abrogation ou de la modification en ce qui concerne les actes ou les omissions survenus avant l'abrogation ou la modification.
SEPTIÈME : La Corporation indemnisera ses administrateurs et ses dirigeants, au sens du chapitre 16 du « Securities Exchange Act de 1934 », dans toute la mesure autorisée ou permise par la loi, actuellement ou ultérieurement en vigueur, et ce droit à l'indemnisation sera maintenu pour une personne qui a cessé d'être administrateur ou dirigeant de la Corporation et s'appliquera au bénéfice de ses héritiers, exécuteurs et représentants personnels et légaux ; à condition toutefois que, à l'exception des procédures visant à faire valoir les droits à l'indemnisation, la Corporation ne soit pas tenue d'indemniser un administrateur ou un dirigeant (ou ses héritiers, exécuteurs testamentaires ou représentants personnels ou légaux) dans le cadre d'une procédure (ou d'une partie de celle-ci) engagée par cette personne, à moins que cette procédure (ou une partie de celle-ci) n'ait été autorisée ou consentie par le Conseil d'Administration. Le droit à l'indemnisation conféré par le présent article SEPTIÈME comprend le droit d'être payé par la Corporation pour les dépenses encourues pour la défense ou la participation à toute procédure avant son règlement final.
La Corporation peut, dans la mesure où le Conseil d'Administration l'y autorise de temps à autre, accorder aux employés et agents de la Corporation des droits d'indemnisation et d'avance de frais similaires à ceux conférés aux administrateurs et dirigeants de la Corporation par le présent article SEPTIÈME.
Les droits à l'indemnisation et à l'avance des frais conférés par le présent article SEPTIÈME ne sont pas exclusifs de tout autre droit qu'une personne peut avoir ou acquérir ultérieurement en vertu du présent Acte Constitutif Modifié et mis à Jour, des Statuts de la Corporation, d'une loi, d'un accord, d'un vote des actionnaires ou d'administrateurs désintéressés ou autre.
L'abrogation ou la modification du présent article SEPTIÈME n'a pas d'incidence négative sur les droits à l'indemnisation et au remboursement des dépenses d'un administrateur ou d'un dirigeant de la Corporation existant au moment de l'abrogation ou de la modification en ce qui concerne les actes ou omissions survenus avant l'abrogation ou la modification en question.
40/42

HUITIÈME : Toute mesure requise ou autorisée par les actionnaires de la Corporation doit être prise lors d'une assemblée annuelle ou extraordinaire des actionnaires de la Corporation dûment convoquée, et la possibilité pour les actionnaires de consentir par écrit à la prise d'une mesure quelconque est par les présentes spécifiquement rejetée.
NEUVIÈME : Sauf disposition contraire de la loi, les assemblées extraordinaires des actionnaires de la Corporation, à quelque fin que ce soit, ne peuvent être convoquées que par (i) le Conseil d'Administration de la Corporation, (ii) le Président du Conseil d'Administration de la Corporation, ou (iii) un détenteur ou un groupe de détenteurs d'Actions Ordinaires détenant plus de vingt pour cent (20%) du total des droits de vote des actions en circulation du capital social de la Corporation alors assorties d'un droit de vote.
DIXIÈME : Les assemblées des actionnaires peuvent se tenir à l'intérieur ou à l'extérieur de l'État du Delaware, tel que prévu par les Statuts. Les livres de la Corporation peuvent être tenus (sous réserve de toute disposition contenue dans la DGCL) en dehors de l'État du Delaware, à l'endroit ou aux endroits désignés de temps à autre par le Conseil d'Administration ou dans les Statuts de la Corporation.
ONZIÈME : Dans le cadre des pouvoirs qui lui sont conférés par les lois de l'État du Delaware, le Conseil d'Administration a le pouvoir d'adopter, de modifier ou d'abroger les Statuts de la Corporation. L'adoption, la modification ou l'abrogation des Statuts de la Corporation requiert le vote affirmatif d'au moins la majorité du Conseil d'Administration. Les Statuts de la Corporation peuvent également être adoptés, modifiés ou abrogés par le vote affirmatif des détenteurs d'au moins deux tiers (2/3) des droits de vote des actions ayant droit de vote lors d'une élection d'administrateurs.
DOUXIÈME : Sauf si la Corporation consent par écrit au choix d'un autre forum (un « Consentement à un Autre Forum »), la Cour de chancellerie de l'État du Delaware sera le seul et unique forum pour (i) toute action ou procédure dérivée intentée au nom de la Corporation, (ii) toute action invoquant un manquement à une obligation (y compris une obligation fiduciaire) incombant à un administrateur actuel ou ancien, à un dirigeant, à un actionnaire, à un employé ou à un agent de la Corporation envers la Corporation ou les actionnaires de la Corporation, (iii) toute action contre la Corporation ou un administrateur, dirigeant, actionnaire, employé ou agent actuel ou ancien de la Corporation, découlant de toute disposition de la DGCL, de l’Acte Constitutif ou des Statuts (chacun étant en vigueur de temps à autre) ou s'y rapportant, ou (iv) toute action intentée à l'encontre de la Corporation ou de tout administrateur, dirigeant, actionnaire, employé ou agent actuel ou ancien de la Corporation, régie par la doctrine des affaires internes de l'État du Delaware ; à condition,
41/42

toutefois, que si la Cour de chancellerie de l'État du Delaware n'a pas compétence matérielle sur une telle action ou procédure, le seul et unique forum pour cette action ou procédure sera une autre tribunal d'État ou tribunal fédéral situé dans l'État du Delaware, dans chaque cas, à moins que la Cour de chancellerie (ou cet autre tribunal d'État ou fédéral situé dans l'État du Delaware, selon le cas) n'ait rejeté une action antérieure du même demandeur faisant valoir les mêmes revendications parce que ce tribunal n'avait pas compétence personnelle sur une partie indispensable désignée comme défendeur dans l'action en question. À moins que la Corporation ne donne son Consentement à un Autre Forum, les tribunaux de district fédéraux des États-Unis d'Amérique seront, dans toute la mesure permise par la loi, le seul et unique forum pour la résolution de toute plainte invoquant une cause d'action découlant de la loi sur les valeurs mobilières de 1933 (Securities Act of 1933), telle qu'amendée. La non-application des dispositions précédentes causerait à la Corporation un préjudice irréparable et la Corporation aura droit à une réparation équitable, y compris une injonction et une exécution spécifique, pour faire appliquer les dispositions précédentes. Toute personne ou entité achetant, acquérant ou détenant une participation dans des actions du capital social de la Corporation est réputée avoir pris connaissance des dispositions du présent article DOUXIÈME et y avoir consenti. L'existence d'un Consentement à une Autre Forum antérieur ne constitue pas une renonciation au droit de consentement permanent de la Corporation, tel qu'énoncé ci-dessus dans le présent article DOUXIÈME, en ce qui concerne toute action ou réclamation actuelle ou future.
TREIXIÈME : La Corporation se réserve le droit d'amender, de modifier, de changer ou d'abroger toute disposition contenue dans le présent Acte Constitutif Modifié et Mis à Jour de la manière prescrite actuellement ou ultérieurement dans le présent Acte Constitutif Modifié et Mis à Jour, dans les Statuts de la Corporation ou dans la DGCL, et tous les droits conférés aux actionnaires par les présentes sont accordés sous réserve de cette réserve ; à condition toutefois que, nonobstant toute autre disposition du présent Acte Constitutif Modifié et Mis à Jour (et en plus de tout autre vote pouvant être requis par la loi), le vote affirmatif des détenteurs d'au moins deux tiers (2/3) des droits de vote des actions ayant droit de vote lors d'une élection d'administrateurs soit requis pour amender, modifier, changer ou abroger, ou adopter toute disposition dans le cadre du présent Acte Constitutif Modifié et Mis à Jour incompatible avec l'objectif et l'intention des articles SIXIÈME, SEPTIÈME, HUITIÈME et ONXIÈME du présent Acte Constitutif Modifié et Mis à Jour ou du présent article TREIXIÈME.

42/42